UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 19, 2021

Conifer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 West Merrill Street, Suite 200

Birmingham, MI 48009

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Conifer Holdings, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the "Annual Meeting") on May 19, 2021.  Matters voted upon at the Annual Meeting were: (i) election of two members of the Board of Directors for terms expiring in 2024; and (ii) ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for 2021.  For more information about the aforementioned proposals, see Conifer's Proxy Statement dated April 7, 2021.  As of the March 26, 2021 record date, there were 9,681,728 shares of common stock outstanding and entitled to vote.  At the Annual Meeting, 8,354,542, or 86.29%, of the common stock were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 -  Election of James Petcoff and Jeffrey Hakala as directors each for a three-year term expiring in 2024.

Director Name	For		Withheld		Broker Non-Votes
James Petcoff	7,427,386	98.41%	120,071	1.59%	807,085	-
Jeffrey Hakala	7,394,511	97.97%	152,946	2.03%	807,085	-

Proposal No. 2 -  Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

For		Against		Abstain
8,352,008	99.97%	2,534	0.03%	—	—%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: May 21, 2021	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President